EXHIBIT 3a.4

				[STATE SEAL]

			      STATE OF COLORADO

				DEPARTMENT OF
				    STATE

				 CERTIFICATE



	I, NATALIE MEYER, Secretary of State of the State of
Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

	Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO
U S WEST COMMUNICATIONS, INC.





Dated:  JUNE 24, 1993



/s/ NATALIE MEYER
_____________________________
SECRETARY OF STATE

 ARTICLES OF AMENDMENT
	TO THE
	ARTICLES OF INCORPORATION
 OF
 U S WEST COMMUNICATIONS, INC.

Pursuant to the provisions of the Colorado Corporation Code, the undersigned Corporation adopted the following Articles of Amendment to the Articles of Incorporation:

FIRST:  The name of the Corporation is U S WEST Communications,
Inc.

SECOND: The following amendment was adopted by the sole shareholder of the Corporation on June 15, 1993, in the manner prescribed by the Colorado Corporation Code:

	RESOLVED, that Article V of the Corporation's Articles of
		  Incorporation be, and it hereby is, amended to read as follows:

		  "Article V. The Board of Directors shall consist of one or more members, with the number specified in or fixed in accordance with the Bylaws."

THIRD: The number of shares of the Corporation outstanding at the time of such adoption was one (1); and the number of shares entitled to vote thereon was one (1).

FOURTH: The number of shares voted for such amendment was one (1).

DATED this 24th day of June, 1993.


U S WEST Communications, Inc.

      /s/ A. GARY AMES
By:________________________________
      President and Chief Executive Officer

      /s/ TERRY K. STEPHENS
By:________________________________
      Assistant Secretary

			      VERIFICATION


STATE OF COLORADO        )
                     			 )  ss.
COUNTY OF ARAPAHOE       )



	I, Glenda M. Hijar, a Notary Public, hereby certify that on the 24th day of June 1993, personally appeared before me A. Gary Ames and Terry K. Stephens who, being by me first duly sworn, declared that they signed the foregoing document as President and Chief Executive Officer and Assistant Secretary, respectively, of
U S WEST Communications, Inc., that they are eighteen years of age or more, and that the statements contained therein are true.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 24th day of June, 1993.



/s/ GLENDA M. HIJAR
___________________________________
Notary Public


	My Commission Expires:  September 1, 1993


[NOTARIAL SEAL]